Exhibit 99

GE HealthCare reports third quarter 2025 financial results

•Revenue growth was 6% and Organic revenue growth* was 4% year-over year, driven by Europe, the Middle East and Africa (EMEA) and the U.S.
•Organic orders growth was 6% with growth across all segments
•Net income margin was 8.7%; Adjusted earnings before interest and taxes (EBIT) margin* was 14.8%
•Diluted earnings per share (EPS) were $0.98; Adjusted EPS* was $1.07
•Cash flow from operating activities was $593 million; Free cash flow* was $483 million
•Excluding tariff impacts, margin and EPS would have exceeded prior year
•Raises the lower end of full-year 2025 Adjusted EPS* guidance range and reaffirms all other metrics

Chicago, IL – October 29, 2025 – GE HealthCare (Nasdaq: GEHC) today reported financial results for the third quarter ended September 30, 2025.

GE HealthCare President and CEO Peter Arduini said, “We delivered robust orders with growth across all segments in the third quarter. This was led by customer demand for our differentiated solutions and a healthy capital equipment environment. Revenue performance was driven by Imaging, Advanced Visualization Solutions, and Pharmaceutical Diagnostics, and was ahead of our expectations. We continue to see momentum with commercial execution, where our teams leverage our broad portfolio and services, creating sustainable revenue and strengthening customer relationships. As a result of our increased R&D investments, we are entering a new wave of innovation and, coupled with our focus on lean, we expect to accelerate top and bottom line growth.”

Third quarter 2025 total company financial performance
•Revenues of $5.1 billion increased 6% reported and 4% on an Organic* basis year-over-year. Revenue growth was driven by strength in EMEA and the U.S.
•Total company book-to-bill was 1.06 times. Total company orders increased 6% organically year-over-year.
•Net income attributable to GE HealthCare was $446 million versus $470 million for the prior year, and Adjusted EBIT* was $761 million versus $795 million.
•Net income margin was 8.7% versus 9.7% for the prior year, down 100 basis points (bps). Adjusted EBIT margin* was 14.8% versus 16.3%, down 150 bps, with both measures impacted by tariffs, partially offset by benefits from volume and price.
•Diluted EPS was $0.98 versus $1.02, down $0.05 from the prior year. Adjusted EPS* was $1.07 versus $1.14, down $0.06 from the prior year as both measures saw an impact from tariff expense.
•Cash flow from operating activities was $593 million, down $149 million year-over-year. Free cash flow* was $483 million, down $168 million year-over-year.
•Excluding tariff impacts, margin and EPS would have exceeded prior year.
* Non-GAAP financial measure.

Third quarter 2025 segment financial performance (Unaudited)

Segment ($ in millions)	Imaging	Advanced Visualization Solutions	Patient Care Solutions	Pharmaceutical Diagnostics
Segment Revenues	$2,349	$1,301	$731	$749
YoY % change	5%	7%	(6)%	20%
YoY % Organic* change	4%	6%	(7)%	10%
Segment EBIT	$240	$271	$27	$220
YoY % change	(16)%	17%	(67)%	14%
Segment EBIT Margin	10.2%	20.9%	3.7%	29.4%
YoY change	(260) bps	180 bps	(680) bps	(150) bps
YoY refers to year-over-year comparison

Recent innovation and commercial highlights
•GE HealthCare signs a 14-year Care Alliance enabling advanced imaging solutions to enhance timely patient care
•GE HealthCare launches CareIntellect for Perinatal, a cloud-first application to optimize care delivery and help send families home healthy
•GE HealthCare unveils Carestation 850 at ANESTHESIOLOGY 2025: its next-generation anesthesia delivery system designed to adapt to care needs
•GE HealthCare debuts AI-supported solution, designed to improve and shorten the radiation therapy workflow, at ASTRO 2025
•Lantheus and GE HealthCare Announce Exclusive Licensing Agreement for Prostate Cancer Imaging Agent PYLARIFY® (Piflufolastat F 18) in Japan
•GE HealthCare announces intent to acquire icometrix to strengthen neurology portfolio with brain MRI assessment solutions
•GE HealthCare enters an agreement to distribute Flyrcado through CDL Nuclear Technologies Group, a leading provider of cardiac PET imaging equipment and services in the U.S.
•GE HealthCare announces FDA 510(k) clearance for Revolution™ Vibe CT system, first global install in France
•GE HealthCare unveils Vivid Pioneer, its most advanced AI-powered cardiovascular ultrasound system, designed to enhance speed and image quality for improved diagnostic confidence and workflow efficiency

2025 guidance
Today, the Company raises lower end of full-year 2025 Adjusted EPS* guidance range and reaffirms other metrics as follows:

•Organic revenue growth* of approximately 3% year-over-year
•Adjusted EBIT margin* of 15.2% to 15.4%, reflecting a decline of 110 bps to 90 bps versus 2024 Adjusted EBIT margin* of 16.3%
•Adjusted effective tax rate (ETR)* in the range of 20% to 21%
•Adjusted EPS* in the range of $4.51 to $4.63 versus 2024 Adjusted EPS* of $4.49; this compares to previous Adjusted EPS* guidance in the range of $4.43 to $4.63
•Free cash flow* of at least $1.4 billion
•Guidance includes approximate tariff impacts of $265 million to Adjusted EBIT* and $0.45 to Adjusted EPS*

* Non-GAAP financial measure.

Tariff assumptions for updated guidance: Bilateral U.S. and China tariffs introduced this year continue and will rise on November 10, 2025 (to a rate of 54% for U.S. tariffs imposed on goods imported from China to the U.S. and to 34% for Chinese tariffs on goods exported from the U.S. to China); U.S. reciprocal rate on EU and Japan products (at 15%) effective August 7, 2025; tariffs increase for goods imported from Mexico (to 30%) effective October 30, 2025; tariffs on imports of products from Canada (to 35%) effective on August 1, 2025 and USMCA exemptions for eligible imports continue; U.S. reciprocal tariffs on all other impacted geographies continue as most recently enacted, including products from India (at 50%); also includes impact of enacted Section 232 tariffs on copper, steel and aluminum derivatives (at 50%).

The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP financial measures in outlook section below for more details.

Financial rounding
Certain columns and rows in this document may not sum due to the use of rounded numbers. Percentages presented are calculated from the underlying whole-dollar amounts.

Financial statements

Condensed Consolidated Statements of Income (Unaudited)
	For the three months ended September 30		For the nine months ended September 30
(In millions, except per share amounts)	2025	2024	2025	2024
Sales of products	$3,375	$3,201	$9,755	$9,454
Sales of services	1,769	1,662	5,172	4,899
Total revenues	5,143	4,863	14,927	14,353
Cost of products	2,270	2,033	6,392	6,045
Cost of services	884	805	2,549	2,378
Gross profit	1,990	2,026	5,987	5,930
Selling, general, and administrative	1,045	1,034	3,114	3,139
Research and development	292	316	937	967
Total operating expenses	1,337	1,350	4,051	4,106
Operating income	653	676	1,936	1,824
Interest and other financial charges – net	111	130	335	383
Non-operating benefit (income) costs	(75)	(102)	(222)	(306)
Other (income) expense – net	(26)	(9)	(124)	(1)
Income before income taxes	643	658	1,947	1,747
Benefit (provision) for income taxes	(179)	(168)	(395)	(435)
Net income	464	490	1,552	1,312
Net (income) loss attributable to noncontrolling interests	(18)	(19)	(57)	(40)
Net income attributable to GE HealthCare	$446	$470	$1,495	$1,272

Earnings per share attributable to GE HealthCare:
Basic	$0.98	$1.03	$3.27	$2.79
Diluted	0.98	1.02	3.26	2.77
Weighted-average number of shares outstanding:
Basic	456	457	457	456
Diluted	457	459	458	459

Condensed Consolidated Statements of Financial Position (Unaudited)
	As of
(In millions, except share and per share amounts)	September 30, 2025	December 31, 2024
Cash, cash equivalents, and restricted cash	$4,027	$2,889
Receivables – net of allowances of $108 and $103	3,734	3,566
Inventories	2,304	1,939
Contract and other deferred assets	1,125	974
All other current assets	702	532
Current assets	11,893	9,901
Property, plant, and equipment – net	3,010	2,550
Goodwill	13,441	13,136
Other intangible assets – net	1,163	1,078
Deferred income taxes	4,468	4,474
All other non-current assets	2,152	1,950
Total assets	$36,127	$33,089
Short-term borrowings	$2,005	$1,502
Accounts payable	2,987	3,035
Contract liabilities	2,002	1,943
Current compensation and benefits	1,542	1,521
All other current liabilities	1,536	1,552
Current liabilities	10,073	9,553
Long-term borrowings	8,277	7,449
Non-current compensation and benefits	5,287	5,583
Deferred income taxes	171	56
All other non-current liabilities	2,100	1,796
Total liabilities	25,907	24,437
Commitments and contingencies
Redeemable noncontrolling interests	204	188
Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 458,619,612 shares issued as of September 30, 2025; 457,246,971 shares issued as of December 31, 2024	5	5
Treasury stock, at cost, 3,107,626 shares as of September 30, 2025 and 291,053 shares as of December 31, 2024	(225)	(25)
Additional paid-in capital	6,661	6,583
Retained earnings	4,709	3,262
Accumulated other comprehensive income (loss) – net	(1,156)	(1,379)
Total equity attributable to GE HealthCare	9,993	8,446
Noncontrolling interests	23	18
Total equity	10,016	8,464
Total liabilities, redeemable noncontrolling interests, and equity	$36,127	$33,089

Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the nine months ended September 30
(In millions)	2025	2024
Net income	$1,552	$1,312
Less: Income (loss) from discontinued operations, net of taxes	—	—
Net income from continuing operations	$1,552	$1,312
Adjustments to reconcile Net income to Cash from (used for) operating activities
Depreciation of property, plant, and equipment	213	203
Amortization of intangible assets	219	237
Gain on remeasurement of Nihon Medi-Physics equity method investment	(97)	—
Net periodic postretirement benefit plan (income) expense	(208)	(271)
Postretirement plan contributions	(260)	(257)
Share-based compensation	94	92
Provision for income taxes	395	435
Cash paid during the year for income taxes	(353)	(375)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables	(6)	101
Inventories	(217)	(157)
Contract and other deferred assets	(111)	(33)
Accounts payable	(119)	(67)
Contract liabilities	1	(25)
Current compensation and benefits	(29)	(97)
All other operating activities – net	(136)	(57)
Cash from (used for) operating activities – continuing operations	937	1,042
Cash flows – investing activities
Additions to property, plant and equipment and internal-use software	(348)	(299)
Purchases of businesses, net of cash acquired	(279)	(259)
Purchases of investments	(82)	(33)
All other investing activities – net	(69)	(83)
Cash from (used for) investing activities – continuing operations	(778)	(674)
Cash flows – financing activities
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	1,494	994
Repayments and other reductions (maturities longer than 90 days)	(265)	(162)
Dividends paid to stockholders	(48)	(41)
Repurchase of common stock	(200)	—
Proceeds from stock issued under employee benefit plans	25	31
Taxes paid related to net share settlement of equity awards	(41)	(90)
All other financing activities – net	(56)	(28)
Cash from (used for) financing activities – continuing operations	910	704
Cash from (used for) operating activities – discontinued operations	—	(4)
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	68	(2)
Increase (decrease) in cash, cash equivalents, and restricted cash	1,137	1,066
Cash, cash equivalents, and restricted cash at beginning of year	2,893	2,506
Cash, cash equivalents, and restricted cash at end of period	$4,030	$3,572

Supplemental disclosure of cash flows information
Cash paid during the year for interest	$(327)	$(339)
Non-cash investing activities
Acquired but unpaid property, plant, and equipment	$111	$72

Non-GAAP financial measures

The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results, and assess its future prospects. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in GE HealthCare’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Descriptions of the reported non-GAAP measures are included below.

The Company reports Organic revenue and Organic revenue growth rate to provide management and investors with additional understanding and visibility into the underlying revenue trends of the Company’s established, ongoing operations, as well as provide insights into overall demand for its products and services. To calculate these measures, the Company excludes the effect of acquisitions, dispositions, and foreign currency rate fluctuations.

The Company reports EBIT, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, and Adjusted earnings per share to provide management and investors with an additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors, on a normalized basis. To calculate these measures the Company excludes, and reflects in the detailed reconciliations below, the following adjustments as applicable: Interest and other financial charges – net, Net (income) loss attributable to noncontrolling interests, Non-operating benefit (income) costs, Benefit (provision) for income taxes and certain tax related adjustments, and certain non-recurring and/or non-cash items. GE HealthCare may from time to time consider excluding other non-recurring items to enhance comparability between periods. Adjusted EBIT margin is calculated by taking Adjusted EBIT divided by Total revenues for the same period.

The Company reports Adjusted tax expense and Adjusted ETR to provide management and investors with a better understanding of the normalized tax rate applicable to the business and provide more consistent comparability across periods. Adjusted tax expense excludes the income tax related to the pre-tax income adjustments included as part of Adjusted net income and certain income tax adjustments, such as adjustments to deferred tax assets or liabilities. The Company may from time to time consider excluding other non-recurring tax items to enhance comparability between periods. Adjusted ETR is Adjusted tax expense divided by income before income taxes less the pre-tax income adjustments referenced above.

The Company reports Free cash flow and Free cash flow conversion to provide management and investors with an important measure of the ability to generate cash on a normalized basis and provide insight into the Company’s flexibility to allocate capital. Free cash flow is Cash from (used for) operating activities – continuing operations including cash flows related to the additions and dispositions of property, plant, and equipment (“PP&E”) and additions of internal-use software. Free cash flow does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the capital required for debt repayments. Free cash flow conversion is calculated by taking Free cash flow divided by Adjusted net income.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes. In order to compensate for the discussed limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. The detailed reconciliations of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure are provided below, and no single financial measure should be relied on to evaluate our business.

Non-GAAP financial reconciliations

Organic Revenue*
Unaudited	For the three months ended September 30			For the nine months ended September 30
($ in millions)	2025	2024	% change	2025	2024	% change
Imaging revenues	$2,349	$2,229	5%	$6,693	$6,462	4%
Less: Acquisitions(1)	—	—		14	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	27	—		3	—
Imaging Organic revenue*	$2,322	$2,229	4%	$6,676	$6,462	3%
AVS revenues	$1,301	$1,216	7%	$3,829	$3,692	4%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	14	—		6	—
AVS Organic revenue*	$1,286	$1,216	6%	$3,823	$3,692	4%
PCS revenues	$731	$779	(6)%	$2,262	$2,298	(2)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	4	—		1	—
PCS Organic revenue*	$727	$779	(7)%	$2,261	$2,298	(2)%
PDx revenues	$749	$625	20%	$2,110	$1,862	13%
Less: Acquisitions(1)	51	1		104	3
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	15	—		8	—
PDx Organic revenue*	$683	$623	10%	$1,998	$1,859	7%
Other revenues	$15	$15	(1)%	$33	$39	(14)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	—	—		—	—
Other Organic revenue*	$14	$15	(3)%	$33	$39	(15)%
Total revenues	$5,143	$4,863	6%	$14,927	$14,353	4%
Less: Acquisitions(1)	51	1		117	3
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	60	—		18	—
Organic revenue*	$5,033	$4,862	4%	$14,792	$14,349	3%

(1)
Represents revenues attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction, excluding the impact of Foreign currency exchange already captured in lines elsewhere.

(2)	Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Adjusted EBIT*
Unaudited	For the three months ended September 30			For the nine months ended September 30
($ in millions)	2025	2024	% change	2025	2024	% change
Net income attributable to GE HealthCare	$446	$470	(5)%	$1,495	$1,272	18%
Add: Interest and other financial charges – net	111	130		335	383
Add: Non-operating benefit (income) costs	(75)	(102)		(222)	(306)
Less: Benefit (provision) for income taxes	(179)	(168)		(395)	(435)
Less: Net (income) loss attributable to noncontrolling interests	(18)	(19)		(57)	(40)
EBIT*	$679	$685	(1)%	$2,060	$1,825	13%
Add: Restructuring costs(1)	31	22		71	90
Add: Acquisition and disposition-related charges (benefits)(2)	9	(4)		24	(7)
Add: Spin-Off and separation costs(3)	6	56		35	182
Add: (Gain) loss on business and asset dispositions(4)	—	1		(5)	—
Add: Amortization of acquisition-related intangible assets	41	34		116	100
Add: Investment revaluation (gain) loss(5)	(4)	1		(96)	26
Adjusted EBIT*	$761	$795	(4)%	$2,205	$2,217	(1)%
Net income margin	8.7%	9.7%	(100) bps	10.0%	8.9%	120 bps
Adjusted EBIT margin*	14.8%	16.3%	(150) bps	14.8%	15.4%	(70) bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments and for the nine months ended September 30, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.
* Non-GAAP financial measure.

Adjusted Net Income*
Unaudited	For the three months ended September 30			For the nine months ended September 30
($ in millions)	2025	2024	% change	2025	2024	% change
Net income attributable to GE HealthCare	$446	$470	(5)%	$1,495	$1,272	18%
Add: Non-operating benefit (income) costs	(75)	(102)		(222)	(306)
Add: Restructuring costs(1)	31	22		71	90
Add: Acquisition and disposition-related charges (benefits)(2)	9	(4)		24	(7)
Add: Spin-Off and separation costs(3)	6	56		40	182
Add: (Gain) loss on business and asset dispositions(4)	—	1		(5)	—
Add: Amortization of acquisition-related intangible assets	41	34		116	100
Add: Investment revaluation (gain) loss(5)	(4)	1		(96)	26
Add: Tax effect of reconciling items(6)	(2)	(3)		(3)	(26)
Add: Spin-Off and other tax adjustments(7)	39	46		22	60
Adjusted net income*	$490	$521	(6)%	$1,441	$1,393	3%

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs. An adjustment is included to eliminate the associated impact on Net (income) loss attributable to noncontrolling interests for applicable costs that impact earnings attributable to noncontrolling interests.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments and for the nine months ended September 30, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.
(6)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(7)
Consists of certain income tax adjustments, including the release of income tax reserves in a foreign jurisdiction for tax years which are no longer subject to an assessment from the local taxing authorities, impacts from tax law changes, discrete tax impacts resulting from the Spin-Off and separation from GE, and tax impacts of the NMP acquisition.

* Non-GAAP financial measure.

Adjusted Earnings Per Share*
Unaudited	For the three months ended September 30			For the nine months ended September 30
(In dollars, except shares outstanding presented in millions)	2025	2024	$ change	2025	2024	$ change
Diluted earnings per share	$0.98	$1.02	$(0.05)	$3.26	$2.77	$0.49
Add: Non-operating benefit (income) costs	(0.16)	(0.22)		(0.49)	(0.67)
Add: Restructuring costs(1)	0.07	0.05		0.16	0.20
Add: Acquisition and disposition-related charges (benefits)(2)	0.02	(0.01)		0.05	(0.02)
Add: Spin-Off and separation costs(3)	0.01	0.12		0.09	0.40
Add: (Gain) loss on business and asset dispositions(4)	—	0.00		(0.01)	—
Add: Amortization of acquisition-related intangible assets	0.09	0.08		0.25	0.22
Add: Investment revaluation (gain) loss(5)	(0.01)	0.00		(0.21)	0.06
Add: Tax effect of reconciling items(6)	(0.00)	(0.01)		(0.01)	(0.06)
Add: Spin-Off and other tax adjustments(7)	0.09	0.10		0.05	0.13
Adjusted earnings per share*	$1.07	$1.14	$(0.06)	$3.15	$3.04	$0.11
Diluted weighted-average shares outstanding	457	459		458	459

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs. An adjustment is included to eliminate the associated impact on Net (income) loss attributable to noncontrolling interests for applicable costs that impact earnings attributable to noncontrolling interests.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments and for the nine months ended September 30, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.
(6)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(7)
Consists of certain income tax adjustments, including the release of income tax reserves in a foreign jurisdiction for tax years which are no longer subject to an assessment from the local taxing authorities, impacts from tax law changes, discrete tax impacts resulting from the Spin-Off and separation from GE, and tax impacts of the NMP acquisition.

Adjusted Tax Expense* and Adjusted ETR*
Unaudited	For the three months ended September 30		For the nine months ended September 30
($ in millions)	2025	2024	2025	2024
Benefit (provision) for income taxes	$(179)	$(168)	$(395)	$(435)
Add: Tax effect of reconciling items(1)	(2)	(3)	(3)	(26)
Add: Spin-Off and other tax adjustments(2)	39	46	22	60
Adjusted tax expense*	$(142)	$(124)	$(377)	$(401)
Effective tax rate	27.8%	25.5%	20.3%	24.9%
Adjusted effective tax rate*	21.8%	18.7%	20.2%	21.9%

(1)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(2)
Consists of certain income tax adjustments, including the release of income tax reserves in a foreign jurisdiction for tax years which are no longer subject to an assessment from the local taxing authorities, impacts from tax law changes, discrete tax impacts resulting from the Spin-Off and separation from GE, and tax impacts of the NMP acquisition.

* Non-GAAP financial measure.

Free Cash Flow*
Unaudited	For the three months ended September 30			For the nine months ended September 30
($ in millions)	2025	2024	% change	2025	2024	% change
Cash from (used for) operating activities – continuing operations	$593	$742	(20)%	$937	$1,042	(10)%
Add: Additions to PP&E and internal-use software	(110)	(90)		(348)	(299)
Add: Dispositions of PP&E	—	—		—	—
Free cash flow*	$483	$651	(26)%	$589	$743	(21)%

Non-GAAP financial measures in outlook

GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with GAAP.

Key performance indicators

Management uses the following metrics to provide a leading indicator of current business demand from customers for products and services.
•Organic orders growth: Rate of change period-over-period of contractual commitments with customers to provide specified goods or services for an agreed upon price, and excluding the effects of: (1) recent acquisitions and dispositions with less than a full year of comparable orders; and (2) foreign currency exchange rate fluctuations in order to present orders on a constant currency basis.
•Book-to-bill: Total orders divided by Total revenues within a given financial period (e.g., quarter or FY).

Conference call and webcast information

GE HealthCare will discuss its results during its live earnings call today, October 29, 2025 at 8:30 am ET/7:30 am CT. The webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.

* Non-GAAP financial measure.

Forward-looking statements

This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the Company’s business and expected financial performance, financial condition, and results of operations, including revenue, revenue growth, profit, taxes, earnings per share, and cash flows, and the Company’s outlook; the impacts of macroeconomic and market conditions, including the impact of tariffs and other trade restrictions, and volatility on the Company’s business, operations, financial results, and financial position and on supply chains and the world economy; and the Company’s strategy, innovation, and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; global geopolitical and economic instability, including as a result of changes in trade and tariff policy, and international conflicts and tensions, including between Ukraine and Russia and in the Middle East; public health crises, epidemics, and pandemics, and their effects on the Company’s business; changes in third-party and government reimbursement processes, rates, and contractual relationships, including related to government shutdowns, and changes in the mix of public and private payers; demand for the Company’s products, services, or solutions and factors that affect that demand; developments in the market in China; the Company’s ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the Company’s ability to successfully complete strategic transactions; the impacts related to the Company’s increasing focus on and investment in cloud, edge computing, artificial intelligence, and software offerings; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; the impact of potential information technology, cybersecurity, or data security breaches; maintenance and protection of the Company’s intellectual property rights, as well as maintenance of successful research and development efforts with respect to commercially successful products and technologies; the Company’s ability to attract and/or retain key personnel and qualified employees; environmental, social, and governance matters; compliance with the various legal, regulatory, tax, privacy, and other laws to which the Company is subject, such as the Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws globally, and related changes, claims, inquiries, investigations, or actions; the impact of potential product liability claims; the Company’s level of indebtedness, the Company’s general ability to comply with covenants under its debt instruments, and any related effect on its business. Please also see Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.
GE HealthCare is a trusted partner and leading global healthcare solutions provider, innovating medical technology, pharmaceutical diagnostics, and integrated, cloud-first AI-enabled solutions, services and data analytics. We aim to make hospitals and health systems more efficient, clinicians more effective, therapies more precise and patients healthier and happier. Serving patients and providers for more than 125 years, GE HealthCare is advancing personalized, connected and compassionate care, while simplifying the patient’s journey across care pathways. Together, our Imaging, Advanced Visualization Solutions, Patient Care Solutions and Pharmaceutical Diagnostics businesses help improve patient care from screening and diagnosis to therapy and monitoring. We are a $19.7 billion business with approximately 53,000 colleagues working to create a world where healthcare has no limits.

GE HealthCare is proud to be among 2025 Fortune World’s Most Admired Companies™.

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Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Jennifer Fox
+1-414-530-3027
jennifer.r.fox@gehealthcare.com